Filed Pursuant to Rule 433
File No. 333-135813
http://www.geinterestplus.com/businesses/index.html GE Interest Plus for Businesses Personal Businesses LOG IN Home FAQ Contact Us CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST NOW Important Information about your investment in ge Interest Plus Notes. This is an important update relating to your investment in the GE Interest Plus Notes. Based on our review of the final rules relating to the Temporary Liquidity Guarantee Program (TLGP) of the U.S. Federal Deposit Insurance Corporation (or FDIC), our understanding is that GE Interest Plus Notes are not guaranteed under the TLGP. On November 13, 2008, GE Capital Corporation became eligible for a FDIC guarantee of its senior unsecured debt under the TLGP. Pursuant to the FDIC's Interim Rule issued October 23, 2008 governing the TLGP, GE Interest Plus Notes were covered by the FDIC guarantee. In our disclosure relating to the TLGP, we described this coverage and indicated that the FDIC guarantee might be subject to further rulemaking that could adversely affect the application of the guarantee to your investment. On November 21, 2008, the FDIC released revised rules for the TGLP. These new rules changed the types of senior unsecured debt securities that are guaranteed by the FDIC under the TLGP. As a result, our understanding is that GE Interest Plus Notes are not guaranteed under the FDIC's TLGP. The information we are presenting to you is based on our understanding of the FDIC's current rules for the TLGP. While the revised rules are stated to be final, it remains possible that further rulemaking may occur and that interpretive decisions may be made with respect to the TLGP that could alter some or all of the information contained in this notice. Further information with respect to the TLGP and its application is available at: www.fdic.gov/regulations/resources/tlgp/index.html. Click here to continue to website Site Map GE.com GEMoney.com Privacy Policy GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for businesses is not an FDIC-insured deposit and it is not guaranteed for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-674-4138. 1 Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2008. General Electric Capital Corporation.

http://www.geinterestplus.com/businesses/index1.html Personal Businesses LOG IN GE Interest Plus for businesses Home FAQ Contact Us CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST NOW Current Rate Rate(%) Yields(%)1 3.10 3.14 Rate may be reset weekly. An Easy Way for Your Business to Earn More An Investment that Works Hard for Your Company Your business's opportunity to earn more on your available cash and have access to your investment when you need it. INVEST NOW LEARN MORE Important Update On November 21, 2008, the Federal Deposit Insurance Corporation (FDIC) released new information about their Temporary Liquidity Guarantee Program (TLGP), that revises the previously published interim rule. Based on our review of the final rules relating to the TLGP. our understanding is that GE Interest Plus Notes are not guaranteed under the TLGP. Click hereto read more. Earn More Making the most of your business's available cash is critical to being successful in today's business's world with GE Interest Plus for Businesses Corporate Notes, you can put up to $5 Million of your available cash to work earning more. The notes are a direct investment in AAA rated General Electric Capital Corporation ("GE Capital"). Learn More. Unlimited Access - Easy to Manage Unlike certificates of deposit or bank money market accounts, you can redeem your investment when you need to without penalty. Managing your money is easy through our website or over the phone. Service Representatives are available to assist you on business days from 8:30 a.m. to 7:00 p.m. Eastern Time. Quick Links View Prospectus Apply Now Request a Kit by Mail SEC Filings Did you know? Click here to find out about GE Interest Plus for individual investors. Click here to compare features of our business version and our individual investor version. Site Map GE.com GEMoney.com Privacy Policy GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for businesses is not an FDIC-insured deposit and it is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -888-674-4138. 1 Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2008. General Electric Capital Corporation

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GE Interest Plus® for Businesses

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Current Rate	
Rate(%)	Yield(%)[1]
3.10	3.14

Rate may be reset weekly.

INVEST NOW

Corporate Notes for Your Business

What are corporate notes?

Some large corporations offer direct investment in their company's senior, unsecured debt through corporate note programs.



By issuing corporate notes, companies like General Electric Capital Corporation (GE Capital) can borrow capital directly from investors at a fairly low cost, while providing investor benefits such as:

- Higher rates of interest than other cash alternatives like FDIC-insured savings accounts, short-term CDs, and money market mutual funds
- Investments that are fully redeemable at any time
- Convenient banking-type features like free electronic transfers between linked checking accounts, ability to wire funds and 24-7 access via internet and automated telephone service

Corporate notes are a direct, unsecured investment in the debt of a corporation, and so are not FDIC insured. Unlike short-term bond funds or money market mutual funds, they are not diversified pools of investments. Because they are a form of unsecured credit, your business would be treated as an unsecured creditor in the event of a default. That's why it is critical for you to evaluate the financial strength of the company you choose to invest in.

The Strength of GE Interest Plus Corporate Notes

GE Interest Plus for Businesses is a direct investment in GE Capital. GE Capital is rated AAA by Standard and Poor's Corporation (S&P) and Aaa by Moody's Investors Service (Moody's). S&P and Moody's are nationally recognized statistical rating organizations, each approved by the United States Securities and Exchange Commission to measure the safety of securities. By reviewing the credit rating, you can determine if you are investing in a company that is financially sound.

→ Learn more about GE Capital.

→ Discover the benefits of GE Interest Plus for Businesses

→ Apply now

About AAA Ratings

Standard and Poor's awards a AAA rating to companies they define as "the best quality companies, reliable and stable." Moody's assigns their Aaa rating to companies they judge "to be of the highest quality, with minimal credit risk."

888-674-4138

Representatives are available Monday to Friday 8:30am. to 7:00 p.m. ET

Important Update

On November 21, 2008, the Federal Deposit Insurance Corporation (FDIC) released new information about their Temporary Liquidity Guarantee Program (TLGP), that revises the previously published interim rule. Based on our review of the final rules relating to the TLGP, our understanding is that GE Interest Plus Notes are not guaranteed under the TLGP. Click here to read more.

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Site Map GE.com GEMoney.com Privacy Policy

GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for businesses is not an FDIC-insured deposit and it is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-674-4138.

[1] Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Copyright 2008, General Electric Capital Corporation

http://www.geinterestplus.com/businesses/gecapital.html Personal Businesses LOG IN GE Interest Plus for Businesses Home FAQ Contact Us CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST NOW Current Rate Rate(%) Yield (%)1 3.10 3.14 Rate may be reset weekly. Why Invest in GE Capital AAA Rated for Peace of Mind GE Capital Corporation is rated "triple-A" for credit worthiness and is one of the world's largest corporate issuers. About AAA Ratings Standard and Poor's awards a AAA rating to companies they define as "the best quality companies, reliable and stable." Moody's assigns their Aaa rating to companies they judge "to be of the highest quality, with minimal credit risk." 888-674-4138 Representatives are available Monday to Friday 8:30 am to 7:00 p.m. ET About GE Capital Corporation General Electric Capital Corporation is a global, diversified financial services company. With assets of approximately $600 billion, GE Capital serves consumers and businesses in 47 countries around the world. GE Capital Corporation has received the highest credit quality ratings available in the industry including: o AAA from Standard & Poor's Corporation o Aaa from Moody's Investor Service Important Update On November 21, 2008, the Federal Deposit insurance Corporation (FDIC) released new information about their Temporary Liquidity Guarantee Program (TLGP), that revises the previously published interim rule. Based on our review of the final rules relating to the TLGP, our understanding is that GE Interest Plus Notes are not guaranteed under the TLGP. Click here to read more. Quick Links View Prospectus Apply Now Request a Kit by Mail SEC Filings Home Why Invest In GE Capital Site Map GE.com GEMoney.com Privacy Policy GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for businesses is not an FDIC-insured deposit and it is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-674-4138. 1 Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2008, General Electric Capital Corporation

http://www.geinterestplus.com/businesses/benefits.html GE Interest Plus for Businesses Personal Businesses LOG IN Home FAQ Contact Us CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST HOW Current Rate Rate(%) Yield(%)1 3.10 3.14 Rate may be reset weekly. The Benefits of GE Interest Plus for Businesses Earning Power and Flexibility GE Interest Plus Corporate Notes are surprisingly simple to manage. While the Notes are not an FDIC-insurecl deposit account, they are as easy to use as an online bank account. Important Update On November 21, 2003, the Federal Deposit Insurance Corporation (FDIC) released new information about their Temporary Liquidity Guarantee Program (TLGP), that revises the previously published interim rule. Based on our review of the final rules relating to the TLGP, our understanding is that GE Interest Plus Notes are not guaranteed under the TLGP. Click here to read more. Easy to Add to or Redeem from Your Investment Redeem by: Quick Redeem - Request a free electronic transfer to your linked business checking account via our Online Access website, Automated Telephone Service or by calling a Service Representative. Funds are moved within 2-3 business days ($25 minimum). Wiie' - You may call or write us to have funds wired to your linked business checking account ($2,500 minimum). Written Request - Redeem all or some of your investment by mailing us a letter of instruction. We will mail you a check to your business's address of record. A fee of $15 dollars is charged for each wire redemption. Invest by: Quick Invest - Request a free electronic transfer from your linked business checking account via our Online Access website, Automated Telephone Service or by calling a Service Representative. Funds are moved within 2-3 business days. Wire -Wire funds from your linked business checking account. Check - Mail us a check made out to your business and we will apply It to your investment. $5 million. If the amount of your investment exceeds this maximum, we may notify you in writing that you must redeem the amount of your investment in excess of the $5 million within a 30 day period. Please see the pricing supplement for more information. The pricing supplement appears as the last page of the prospectus download. Easy to Manage Online and by Phone Online, you can: Transfer funds to and from your linked business checking account View balances and statements View activity Over the phone, you can enjoy the same services as online with other than viewing monthly statements. You will have access to our automated telephone service 24-hours a day, 7-days a week. Earn More on Every Penny You Invest No sales charges No maintenance fees No management fees Apply now 888-674-4138 Representatives are avaifcabte Monday to Friday I 8:30am.. to 7H3D pm ET Quick Links View Prospectus Apply Now Request a Kit by Mail SEC Filings Site map Ge.com GEMoney.com Privacy Policy GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting or investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for businesses is not an FDIC-insured deposit and it is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus} [Registration Statement No. 333-1 35813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about this issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC websitea at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-67-4118. 1 Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2008. General Electric Capital Corporation

http://www.geinterestplus.com/businesses/interest rates.html GE Interest Plus for Businesses Personal Businesses LOGIN Home FAQ Contact Us CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST HOW Current Rote Rate(%) Yield(%)1 3.10 3.14 Rate may be reset weekly. Interest Rates Higher Yields than Competing Short-Term Alternatives GE Interest Plus Businesses Notes are a convenient way to invest directly with General Electric Capital Corporation. The Notes pay a floating rate of interest, which may be reset weekly. Important Update On November 21, 2003, the Federal Deposit Insurance Corporation (7DIC) released new information about their Temporary Liquidity Guarantee Program (TLGP), that revises the previously published interim rule. Based on our review of the final rules relating to the TLGP, our understanding is that GE Interest Plus Notes are not guaranteed under the TLGP. Click here to read more. CI leek Back for Latest Rates Because our interest rates may change, please visit us again for the latest information on our rates. Remember, by investing in GE Interest Plus for Business, you can make your company's available cash work harder. To view our business rate history, click here. 888-674-4138 Representatives are available Monday to Friday I &8.30am to 7.00 p.m. ET Quick Links View Prospectus Apply Now Request a Kit by Mail SEC Filings Site Map GE.com GEMoneY.com Privacy Policy GE interet Fii: toi Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for businesses is not an FDIC-insured deposit and it is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement Mo. 333-135S13] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the 1 Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

http://www.geinterestplus.com/businesses/invest.html GE Interest Plus for Businesses Personal Businesses LOG IN CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST HOW Current Rate Rate(%) Yield(%)1 3.10 3.14 Important Update On November 21, 2008, the Federal Deposit Insurance Corporation (FDIC) released new information about their Temporary Liquidity Guarantee Program (TLGP), that revises the previously published interim rule. Based on our review of the final rules relating to the TLGP, our understanding is that GE Interest Plus Notes are not guaranteed under the TLGP. Click here to read more. 888-674-4138 Representatives are available Monday to friday 8:30am., to 7:00 p.m. ET Invest in GE Interest Plus for Businesses Invest Now and Earn More Heie's how your business can start investing in GE Interest Plus for Businesses, a convenient way to earn more interest on your available cash. To invest in GE interest Plus for Businesses, you must receive a copy of the Prospectus, i he Prospectus contains more complete information on fees, charges, and other expenses and should be read carefully before making an investment. The Prospectus is available online or via mail. To invest, simply: 2. Fill out appropriate forms foi your business and choose a funding method (Minimum of $500, maximum of $5 million). Click on the appropriate link betonfu download all of Hie required formsfor your eiitftyiype. Forms for Coi uei aliens Forms for Partnership;, Forms for Sole Proprietorships In your application, you'll choose how you will fund your investment. You can. transfer funds electroniclly electionicilly from the business checking account you designate on the application (we initiate the transaction once your investment is established) Mul in check from the business checking account you designate on the application. by. Just check the box on you application. Once you investment is established, you will receive a welcome letter that provides you with wiring instructions. *You must wire funds within 60 days ot the investment establishment date. 3. Mail forms in with required documentation: Quick Links Apply Now Request a Kit by Mail SEC Filings You will need to show evidence of your business's existence by providing us with the documentation indicated in the table below. You will also need to provide us with a voided check or copy of your bank Applicstioni'Authorization form W-9form Supporting documentation (See table below) Check (if you have elected this funding method; (flow chart) Regular Mail Qverniciht Mail GE Interest Plus for Businesses GE Interest Plus for Businesses P.O. Box 6294 4000 Pendleton Way Indianapolis, Indiana Indianapolis, Indiana 46206-6294 46226-5224 For any questions please check our Frequently Asked Questions page or call a Customer Service Representative at 1-888-674-4138, Monday to Friday from 8:30 a.m. to 7:00 p.m. ET. Learn more about GE Interest Plus for Business corporate notes. Site Map GE.com GEMonev.com Privacy Policy GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for businesses is not an FDIC-insured deposit and it is not guaranteed for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-674-4138. 1Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2008. General Electric Capital Corporation.

http://www.geinterestplus.com/businesses/faq.html GE Interest Plus for Businesses Personal Businesses LOG IN CORPORATE NOTES CAPITAL BENEFITS INTEREST RATES INVEST HOW Curient Rate Rate(%) Yield (%)1 3.10 3.14 Rate may be reset weekly. Important Update On November 21, 2003, the Federal Deposit Insurance Corporation (FDIC) released new information about their Temporary Liquidity Guarantee Program (TLGP), that revises the previously published interim rule. Based on our review of the final rules relating to the TLGP, our understanding is that GE Interest Plus Notes are not guaranteed under the TLGP. Click here to read more. Frequently Asked Questions Learn More GE Interest Plus tor Businesses corporate notes are a conrilent, easy-to-use investment. It you have any questions about investing in the GE Inter est Plus tor Businesses, plea;s consult l^ese Frequently Asked Questions. If you still need help, os" our loll-free number fo^ ifiO'e information. GENERAL INFORMATION What is OE Inte. est Plus for Businesses? MOW set its rates? i What if my investment exoeeds $5.000,000? If What if I haviiny investment? ESTABLISHING A GE INTEREST PLUS FOR BUSINESSES INVESTMENT How do I establish a GE Intersvtment? How do I fund my investment? 888-674-4133 Representatives are available Monday to Friday 8:30am.. to 7:00 p.m. ET quick Links View Prospectus Apply Now Request a Kit by Mail SEC Filings INVESTING AND REDEEMING What types of checks will you accept for investment? Is an investment in GE Interest Plus for Businesses Notes liquid? How do I add to or redeem from my investment? Can I redeem my investment at anytime? Are there any penalties for redeeming funds? s- What type of banl account can I link to my GE Interest Plus for Businesses investment? s- Can I link more than one bank checking account to my GE Interest Plus for Businesses investment? J- When are invested funds available for redemption? INVESTMENT DUALITY How safe is my investment? What does atriple-A ratina mean? Is GE Interest Plus for Businesses FDIC Insured? FEES DQ I pay any sales or management fees? Are there maintenance fees? REPORTING, INVESTOR COMMUNICATIONS AND CHECK DELIVERY When will I know my OE Interest Plus for Businesses investment has been established? How often will I receive statements? When will I receive my businesss 1099 Int. Statement? HOW TO CONTACT US J- What is the address for mailing investments or letters? s- What is the overnight mail address? * Where do I wire money? MANAGING YOUR INVESTMENT ONLINE OR OVER THE PHONE How can I manage my investment via the Internet? J- How secure is my information online? s- How do I download a browser with 128-bit encryption? How do I login to Online Access? How to I login to the Automated Telephone System? What Browsers does the GE Interest Plus for Businesses website support?

GENERAL INFORMATION What is GE Interest PluBfor Businesses? directly in General Electric Capital Corporation ("GE Capital"). GE Interest Plus for Businesses is issued by General Electric Capital Corporation, which is rated AAA by Standard & Poor’s Corporation and Aaa by Moody's Investor Service. It is an unsecured and unsubordinated debt obligation of GE Capital and is not a bank account or a money market fund. It is not a bank deposit and is not FDIC insured. It is offered in the U.S. by prospectus only. Complete information concerning GE Interest Plus for Businesses is contained in the Prospectus. Back to too How does GE Interest Plus for Businesses set its rates? Rates are reviewed weekly by the GE Interest Plus Committee and may be reset as often. Back to top How is the yield calculated? Back to top Why does GE Interest Plus for Businesses pay a different rate than the consumer version? GE Interest Plus for Businesses offers a lower rate for commercial investments. Business accounts tend to be more volatile than those of consumers. Nevertheless, the rate offered to businesses can typically be higher when compared to bank money market accounts, CDs and other cash alternatives offered to businesses. The liquidity offered coupled with a rate that is likely to be higher than similar short-term alternatives can make GE Interest Plus Can I use checks to access my GE Interest Plus for Businesses investment? No. Checkbooks are not provided with your GE Interest Plus for Businesses investment. You may take advantage of our free electronic transfers service to move money to and from your linked business checking account. You may also invest and redeem by wire. Back to top Wh.it are the differences between GE Interest Plus for Businesses and GE Interest Plus for Individuals? There are a few major differences between GE Interest Plus for Individuals and GE Interest Plus for Businesses. Back to top What is the minimum initial investment? Back to top What if niy investment amount falls below the i equh ed mininium? The required minimum investment is $500. If your investment falls below the required minimum you will be notified in writing and will be provided with at least 30 days in which to increase your balance to the requirement. If you do not do so, your investment will be redeemed and a check will be mailed to your address of record. Back to top What is the maximum total investment? Million. Back to top What if nv/ investment exceeds $5,H0,H0? lithe amount of your investment exceeds this maximum, we may notify you in writing that we intend to redeem the amount of your investment in excess of $5,000,000. You will then have 30 days to redeem the excess portion of your investment. If you do not do so within a 30-day period, we will redeem the amount we have specified and mail a check to the registered holder of the Notes, less any tax withholding, if applicable. Interest on the redeemed Back to top What if I have questions about my investment? For up-to-date information about your investment or current GE Interest Plus for Businesses rate, you may login tc Online Access or call our automated touch tone service at 1-833-674-4133, 24 hours a day, 7 days a week. Customer Service Representatives are also available at this number, Monday through Friday, from 8:30 a.m. to Back to top ESTABLISHING A GE INTEREST PLUS FOR BUSINESSES INVESTMENT What type of business entities can establish a GE Interest Plus for Businesses in vestment? Corporations, LLCs, Partnerships and Sole Proprietorships are able to establish GE Interest Plus for Businesses investments. Back to top How do I establish a GE Interest Plus for Businesses investment? Back to top Wliat type of documentation is required to establish a GE Interest Plus for Business investment account?

	Corporation	LLC	Partnership	Sole Proprietorship
FILL OUT APPROPRIATE FORMS:	1. Corporate Application 2. Corporate Authorization Form 3. Form W-9 4. Secondary Authorized Person Form (if more than one Authorized Person)	1. LLC Application 2. LLC Authorization Form 3. Form W-9 4. Secondary Authorized Person Form (if more than one Authorized Person)	1. Partnership Application 2. Partnership Authorization Form 3. Form W-9 4. Secondary Authorized Person Form (if more than one Authorized Person)	1. Sole Proprietorship Application 2. Form W-9 3. Secondary Authorized Person Form (if more than one Authorized Person)
PROVIDE REQUIRED DOCUMENTATION:	1. Copy of Articles of Incorporation with evidence of state filing 2. Bank statement copy or voided check to verify linked bank account	1. Copy of Articles of Organization with evidence of state filing 2. Bank statement copy or voided check to verify linked bank account	1. Copy of Certificate of Partnership (Limited Partnership) or Partnership Agreement (General Partnership) with evidence of state filing 2. Bank statement copy or voided check to verify linked bank account	1. Copy of Business License with evidence of state filing 2. Bank statement copy or voided check to verify linked bank account

Click here to enlarge image.

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How do I fund my investment?
You have three ways you can choose to fund your investment:

- By Check: Please make checks payable to GE Interest Plus for Businesses. The minimum investment is $500, payable in U.S. Dollars and the maximum is $5 million. The registration of your check must match the registration of your GE Interest Plus for Businesses investment.
- By Wire*: When we have opened your business investment we will send you wiring structions to fund your initial investment.
- By Electronic Transfer/Quick Invest: Indicate on the application that you'll be electronically transferring funds from your linked checking account. We will initiate the transfer within 2 to 3 days of your investment establishment date.

*Please note that if you choose the wire option above, you must fund your investment within 60 days of the establishment date or your investment will be closed.

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Do I have to link my business checking account to my GE Interest Plus for Businesses investment?
Yes, in order to verify your business and to facilitate Quick Invest and Quick Redemption options, we require a linked business checking account.

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Can I establish an investment with an address outside of the United States?
No, your business must be based in the U.S with a U.S. mailing street address.

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INVESTING AND REDEEMING

What types of checks will you accept for investment?
Your investment check must be drawn on a U.S. bank or a U.S. branch of a foreign bank. Funds must be in U.S. dollars. Money orders, traveler's checks, starter checks, cashier's checks, credit card checks and third party checks are not acceptable. Your check must be made payable to "GE Interest Plus for Businesses." Cash is not accepted.

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Is an investment in GE Interest Plus for Businesses Notes liquid?
Yes. GE Interest Plus for Businesses is liquid, meaning you can redeem your investment at any time. There are several options for redeeming funds. You may transfer funds to your linked checking account (our Quick Redemption Service), wire funds, or have us send you a check to your registered business address.

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How do I add to or redeem from my investment?
The easiest way to invest more or redeem is by signing up for our Quick Transactions Service. The service lets you electronically transfer money to and from your linked business checking account. Other ways to invest include mailing in a check or wiring in funds. See question below for redemption options.

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Can I redeem my investment at anytime?
Yes, you can do so at no charge by simply transferring money to your linked business checking account through our Quick Redemption Service ($25 minimum) or choosing the wire transfer option ($2,500 minimum and a $15 wire fee).

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Are there any penalties for redeeming funds?
No. You have unlimited access to your investment if the funds are available for redemption ($15 fee for wire redemptions).

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What type of bank account can I link to my GE Interest Plus for Businesses investment?
It must be a U.S. based bank checking or operating account with a valid routing number. The business checking account must be registered to the same name as your business. To link your bank checking account we require a copy of a voided check to validate the account and its registration. In lieu of a voided check, you may provide a recent copy of your bank statement. Please note that the registration of the bank checking account must be printed on the check or operating statement.

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Can I link more than one bank checking account to my GE Interest Plus for Businesses investment?
No. We allow the linking of only one bank checking account for both investments and redemptions.

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When are invested funds available for redemption?
While funds invested will begin to accrue interest on the day they are posted to your account, they are available for redemption based on how the funds were invested:

- Funds invested via a check are available for redemption 12 business days after the date of credit.
- Funds invested via Quick Invest (Automated Clearing House transfer) are available 3 business days after the date of credit.
- Funds invested via wire are available for redemption on the next business day.

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INVESTMENT QUALITY How safe is my investment ? There is risk with any investment you make. However, with GE Interest Plus lor Businesses, you benefit from the credit worthiness of General Electric Capital Corporation (GECC). GECC is rated AAA by Standard & Poor's Corporation and Aaa by Moody's Investors Service, the highest credit quality ratings available. Back to too What does a triple-A rating mean? By reviewing the rating of a security, you can get an understanding of whether the company you are investing in is financially sound. Standard & Poor's Corporation and Moody's Investors Service rate GE Capital Corporation's senior unsubordinated debt as AAA and Aaa, respectively. These companies are nationally recognized statistical rating organizations, each approved by the United States Securities and Exchange Commission to measure the safety of securities. AAA and Aaa each reflect the highest credit-quality ratings available. Standard and Poor's awards a AAA rating to companies they define as "the best quality companies, reliable and stable." Moody's assigns their Aaa rating to companies they judge to be of "the highest quality with minimal credit risk." Back to too te GE interest Plus for Businesses FDIC Insured? GE Interest Plus is not an FDIC insured deposit. It is an investment in the senior unsecured debt of General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Mr Back to too FEES Do I pay MVJ sales or management fees ? No. There are no management fees, sales loads or maintenance tees. So, there's nothing to reduce your rate of return. Back to top Are there maintenance fees? There are no regular maintenance fees. Fees are assessed only for checks returned for insufficient funds, wire (oH-HM ) Back to too REPORTING & INVESTOR COMMUNICATIONS When will I know that my investment has been established? You will be notified that your investment has been established through a confirmation statement mailed the next day. About a week later you will receive a welcome letter confirming your information and providing you with additional information on how to manage your investment over the phone or online. Please note that there may be instances where we require additional information to validate your business or the identity of the persons authorized to transact on behalf of the investment before we establish your investment. If that is the case, there Back to top How often will I receive statements? You will be mailed a statement monthly unless you elect electronic delivery You can receive your statement electronically through our Online Access website. If you do, 12 months of statements are maintained online We will send an email each month to alert your lousiness when your e-Statement is available, if you made this election Back to top When will I receive my 1*99 Int. Statement? We will mail you your 1099 Int. statement in January of each year following the reporting year. Back to top HOWTO CONTACT US What is the address for mailing investments or letters? GE Interest Plus for Businesses P.O. Box S294 Indianapolis, Indiana 46206-6294 Back to top What is the overnight mail address ? 4000 Pendleton Way Indianapolis, Indiana 46226-5221 Back to top Where do I wire money? You can only wire money to us if you have an established investment. If you do, the wire instructions are as follows: The Huntington National Bank ABA #274070442 MANACINC YOUR INVESTMENT ONLINE OR OVER THE PHONE How can I manage my investment via the Internet? Once you receive your GE Interest Plus for Businesses investment number, you will be able to manage your investment online through our Online Access system. You will be able to establish your password once you receive notification of your GE Interest Plus for Businesses investment number. After you establish your View the principal amount of your investment and 12 months of transaction history Initiate a Quick Invest or Quick Redemption transaction (transfer money to and from your linked business checking account) Change your password

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How secure is my information online?
To ensure security, we encrypt all information between your PC and GE Interest Plus for Businesses. Using secured browsers and 128–bit encryption technology, you can be assured security is our number one priority. In fact, 128–bit encryption is one of the highest levels of encryption currently available. 128–bit encryption is the process of scrambling information (typically for data transmission) so that only someone who has the correct encryption key can reassemble it in its original clear text format. When used between you and GE Interest Plus for Businesses, this encryption technology allows you to encode (or encrypt) your personal information as you send it to us. Only GE Interest Plus for Businesses can decrypt it. Likewise, when we send personal or account information to you, this technology allows us to encode it, and only you can decode it.

In the box below, you will be able to see whether the browser you are currently using has 128-bit encryption. If it is noted that your browser does not have 128-bit encryption, please go to the section labeled Download a browser with 128-bit encryption. It is essential that you upgrade your browser before you enter Online Access.

You are currently using a compatible version 6.0 of Microsoft Internet Explorer with 128-bit encryption, which will allow you to access GE Interest Plus for Business's Online Access. There is no need to upgrade your browser.

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How do I download a browser with 128–bit encryption?
You can download a 128-bit browser by completing the steps below:

If upgrading your Netscape browser, go to http://browser.netscape.com/ns8/download/default.jsp. If you need assistance while downloading, please visit the Netscape Help area.

If upgrading your Internet Explorer (IE) browser, go to http://www.microsoft.com/windows/downloads/ie/getitnow.mspx. If you need assistance while downloading, please visit the Microsoft Help area.

If upgrading your Mozilla Firefox browser, go to http://www.mozilla.com. If you need assistance while downloading, please visit the Mozilla Help area.

If upgrading your Apple Safari browser, go to http://www.apple.com/safari. If you need assistance while downloading, please visit the Apple Safari Help area.

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How do I login to Online Access?

1. Click on the "Login" Button in the upper right hand corner of our website, http://www.geinterestplus.com/businesses Once you arrive at our secure Online Access website, click on "FirstTime Users Click Here."

2. Enter your Business's Tax Identification Number (TIN), GE Interest Plus for Businesses investment number and your desired 4 to 10 digit password twice. Then press "Submit." Now you are set up to access your investment on-line.

3. To login, enter your investment number and your new password and click on "Submit."

Please note: to maintain the security of your account, you will only be allowed to have three unsuccessful attempts to login. After the third attempt, your ability to access your account on-line will be suspended. You must then call a Customer Service Representative at 1-888-674-4138 to have your password reset.

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How do I enroll in electronic delivery of statements?
To receive your statements electronically rather than through the mail, click on "View Statements On-line" and follow the instructions provided on our Online Access site. Twelve months of statements will be maintained and available for viewing.

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How to I login to the Automated Telephone System?

1. Call us at 1-888-674-4138 and press 1 to access your investment information. The system will ask you to enter in your investment number. Because you are a first time user, you must establish a 6 to 10 digit Personal Identification Number (PIN). The system will ask you to enter in your business's Tax Identification Number(TIN) followed by the date of formation of your business (the date you provided us on the application).

2. You will then be asked to establish and then confirm your PIN. After you do so you can access your investment by entering only your GE Interest Plus for Businesses investment number and PIN. When you are logged into our Automated Telephone System, you will automatically hear your current balance and current interest rate information. Other menu items available to you include:

   - Press 1: To repeat your balance and rate information.
   - Press 2: To initiate a Quick Invest or Quick Redemption transaction.
   - Press 3: To hear information on your last 5 investments or last 5 redemptions.
   - Press 4: For information on another account.

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What browsers does the GE Interest Plus for Businesses website support?
In order to take advantage of the most advanced interactive technology and security measures, we require that you use one of the latest versions of your browser to access our secure transaction site. We support Netscape Navigator (version 6.1 or higher), Microsoft Internet Explorer (version 5.0 or higher), Mozilla Firefox (version 2.0 or higher) and Apple Safari (version 3.1 or higher). If you need to update your browser, click on either of the following links:

Netscape: http://browser.netscape.com/ns8/download/default.jsp

Internet Explorer: http://www.microsoft.com/windows/ie/default.htm

Mozilla Firefox: http://www.mozilla.com

Apple Safari: http://www.apple.com/safari

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What if I am having trouble logging–in to Online Access?
For assistance in logging on to our Online Access system, please call 1-888-674-4138 between 8:30 AM and 7:00 PM ET, Monday through Friday (other than holidays), and speak with a Customer Service Representative.

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Home Frequently Asked Questions Site Map GE.com GEMonev.com Privacy Policy GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for businesses is not an FDIC-insured deposit and it is not guaranteed for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-674-4138. 1Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2008. General Electric Capital Corporation.

http://www.geinterestplus.com/businesses/orapp.html

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Current Rate	
Rate(%)	Yield(%)[1]
3.10	3.14

Rate may be reset weekly.

INVEST NOW

Important Update

On November 21, 2008, the Federal Deposit Insurance Corporation (FDIC) released new information about their Temporary Liquidity Guarantee Program (TLGP), that revises the previously published interim rule. Based on our review of the final rules relating to the TLGP, our understanding is that GE Interest Plus Notes are not guaranteed under the TLGP. Click here to read more.

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Site Map | GE.com | GEMoney.com | Privacy Policy

GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for businesses is not an FDIC-insured deposit and it is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-674-4138.

[1]Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Copyright 2008, General Electric Capital Corporation

http://www.geinterestplus.com/businesses/orapp.html (confirmation) GE Interest Plus for Businesses Personal Businesses LOG IN Home FAQ Contact Us CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST NOW Current Rote Rate(%) Yield (%) 3.10 3.14 INVEST NOW Important Update On November 21, 2008, the Federal Deposit Insurance Corporation (FDIC) released new information about their Temporary Liquidity Guarantee Program (TLGP), that ravises the previously published interim rule. Based on our review of the final rules relating to the TLGP, our understanding is that GE Interest Plus Notes are not guaranteed under the TLGP. Click here to read more. Request a Kit by Mail You should receive your GE Interest Plus for Business package Ferrier at 888-674-4138 Monday through Friday from 8:00 a.m. to 7:00 p.m. Eastern Time (ET). 888-674-4138 Representatives are available Monday to Friday 8:30am.. to 7:O0 p.m. ET Quick Links View Prospectus Apply Now Request a Kit by Mail SEC Filings Site Map GE.com GEMonev.com Privacy Policy GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for businesses is not an FDIC-insured deposit and it is not guaranteed for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-674-4138. 1Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2008. General Electric Capital Corporation.

http://www.geinterestplus.com/businesses/contact_us.html

Personal | Businesses

LOG IN

GE Interest Plus®
for Businesses

Home | FAQ | Contact Us

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Current Rate	
Rate(%)	Yield(%)[1]
3.10	3.14

Rate may be reset weekly.

INVEST NOW

Important Update

On November 21, 2008, the Federal Deposit Insurance Corporation (FDIC) released new information about their Temporary Liquidity Guarantee Program (TLGP), that revises the previously published interim rule. Based on our review of the final rules relating to the TLGP, our understanding is that GE Interest Plus Notes are not guaranteed under the TLGP. Click here to read more.

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Site Map GE.com GEMoney.com Privacy Policy

GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for businesses is not an FDIC-insured deposit and it is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-674-4138.

[1] Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Copyright 2008, General Electric Capital Corporation

http://www.geinterestplus.com/businesses/contact us.html (confirmation) Personal Businesses GE Interest Plus for Businesses Home FAQ Contact Us CORPORATE HOTES GE CAPITAL BENEFITS INTEREST RATES INVEST HOW Current Rate Rate(%) Yield(%)1 3.10 3.14 Rate may be reset weekly. Important Update On November 21, 2003, the Federal Deposit Insurance Corporation (TDIC) released new information about their Temporary Liquidity Guarantee Program (TLGP), that revises the previously published interim rule. Based on our review of the that GE Interest Plus Notes are not guaranteed under the TLGP. Click here to read more. Contact Us Me have received your Email. We respond to all Emails within three business days. Should you have any questions in the meantime contact us at 1 -838-674-4138 Monday through Friday from 8:30 a.m. to 7:00 p.m. Eastern Time (ET). Send us a note: Mail to: GE Interest Plus for Business P.O. Box 6294 Indianapolis, Indiana 46206-6294 Call us toll-free: 1-800-433-4480 Representatives are available from 8:30 a.m. to 7 p.m. Eastern Time 888-674-4138 Representatives are available Monday Co friday aSOam.toTiOOp.m. ET Quick Links View Prospectus Apply Now Request a Kit by Mail SEC Filings Site Map GE.com GEMonev.com Privacy Policy GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for businesses is not an FDIC-insured deposit and it is not guaranteed for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-674-4138. 1Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2008. General Electric Capital Corporation.

http://www.geinterestplus.com/businesses/sitemap.html

Personal | Businesses

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GE Interest Plus®
for Businesses

Home | FAQ | Contact Us

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Current Rate

Rate(%)	Yield(%)[1]
3.10	3.14

Important Update

On November 21, 2008, the Federal Deposit Insurance Corporation (FDIC) released new information about their Temporary Liquidity Guarantee Program (TLGP), that revises the previously published interim rule. Based on our review of the final rules relating to the TLGP, our understanding is that GE Interest Plus Notes are not guaranteed under the TLGP. Click here to read more.

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888-674-4138

Representatives are available Monday to Friday 8:30am. to 7:00 p.m. ET

Quick Links

- View Prospectus
- Apply Now
- Request a Kit by Mail
- SEC Filings

Site Map GE.com GEMoney.com Privacy Policy

GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for businesses is not an FDIC-insured deposit and it is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-674-4138.

[1]Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Copyright 2008, General Electric Capital Corporation